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                                                   EXHIBIT 99

Lockheed Corporation Press Release Logo



Contact: Paul Haney, (818) 876-2468



      LOCKHEED CORPORATION BOARD SETS ANNUAL MEETING DATE


CALABASAS, California, March 7, 1994 -- Lockheed Corporation's board of directors today set May 10, 1994, as the date of the annual meeting of stockholders.  The meeting will begin at 9:30 a.m. at the Burbank Airport

Hilton Convention Center, 2500 North Hollywood Way, Burbank, California.

Stockholders of record as of March 21, 1994, will receive notice and be entitled to vote at the annual meeting.



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